Exhibit 5.1

manatt

manatt | phelps | Phillips

August 18, 2010

ChromaDex Corporation

10005 Muirlands Blvd. Suite G

Irvine, California 92618

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 (the “Registration Statement”) of ChromaDex Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 12,547,422 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that are proposed to be offered and sold by the Selling Stockholders named in the Registration Statement. Of the 12,547,422 shares of Common Stock included in the Registration Statement (collectively referred to herein as the “Shares”), 2,330,470 shares are issued and outstanding as of the date hereof (collectively referred to herein as the “Outstanding Shares”), and 10,126,952 shares (collectively, the “Warrant Shares”) are issuable by the Company upon the exercise by the Selling Stockholders of certain outstanding warrants to purchase shares of Common Stock that have been issued pursuant to a Subscription Agreement dated as of April 22, 2010 between the Company and the investors named therein (the “Subscription Agreement”).

We have examined or considered originals or copies, certified or otherwise identified to our satisfaction, of the certificate of incorporation of the Company, as amended and as in effect on and as of the date hereof, the bylaws of the Company, as amended and as in effect on and as of the date hereof, records of relevant corporate proceedings with respect to the authorization and issuance of the Shares, and such other documents, instruments and corporate records as we have deemed necessary or appropriate for the expression of the opinions contained herein. We have also reviewed the Subscription Agreement and the warrants issued pursuant thereto.

In connection with our representation of the Company, and as a basis for the opinions expressed herein, we have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined. We also have obtained from the officers of the

11355 West Olympic Boulevard, Los Angeles, California 90064-1614   Telephone: 310.312.4000   Fax: 310.312.4224

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manatt

manatt | phelps | Phillips

ChromaDex Corporation

August 18, 2010

Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation.

Based upon the foregoing and subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that:

(i) the Shares included in the Registration Statement have been duly authorized by all necessary corporate action on the part of the Company;

(ii) the Outstanding Shares included in the Registration Statement have been validly issued and are fully paid and non-assessable; and

(iii) the Warrant Shares included in the Registration Statement, when issued by the Company against payment of the exercise price in accordance with the terms and conditions of the warrants issued pursuant to the Subscription Agreement, will be validly issued, fully paid and non-assessable.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or other jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws), and the federal securities laws. Further, this opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Common Stock.

This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or any other document, nor is it to be filed with or furnished to any government agency or other person, without our prior written consent.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement and the use of our name therein under the caption “Legal Matters.” In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

Very truly yours,

/S/ MANATT, PHELPS & PHILLIPS, LLP Manatt, Phelps & Phillips, LLP